EWBC Earnings Results Second Quarter 2021 July 22, 2021

Forward-Looking Statements 2 Forward-Looking Statements This presentation contains forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of East West Bancorp, Inc. (the “Company”) and are subject to significant risks and uncertainties. You should not place undue reliance on these statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include, among others, changes in the U.S. economy or local, regional and global business, economic and political conditions and geopolitical events; the impacts of the ongoing COVID-19 pandemic; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws; and changes in the commercial and consumer real estate markets and in consumer spending and savings habits. These factors also consist of those contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report for the quarterly period ended June 30, 2021. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and are based only on information then actually known to the Company. The Company does not undertake to update any forward-looking statements except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and is presented on a non-GAAP basis. Investors should refer to the reconciliations included in this presentation and should consider the Company’s non-GAAP measures in addition to, not as a substitute for or superior to, measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

9.0% 17.2% 18.3% 2Q20 1Q21 2Q21 8.0% 15.6% 16.6% 2Q20 1Q21 2Q21 0.83% 1.50% 1.56% 2Q20 1Q21 2Q21 Highlights of Second Quarter 2021 3 2Q21 Net Income $225 million 2Q21 Diluted EPS $1.57 Record Loans $40.1 billion Record Deposits $52.6 billion Record Demand Deposits $21.8 billion 2Q21 Total Revenue $445 million 2Q21 Adj. Efficiency Ratio* 36.3% Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Return on Average Tangible Equity*Return on Average Equity Adj. PTPP income* Adj. PTPP profitability ratio* $ i n m ill io n s * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $246 $262 $283 2.05% 1.91% 1.97% 2Q20 1Q21 2Q21

06.30.21: Strong, Well-Diversified Balance Sheet

$ in millions, except per share data		06.30.21		03.31.21		Q-o-Q Change
Cash equivalents & ST investments	$	6,828	$	5,361	$	1,467
AFS debt securities & repo assets		10,699		9,949		750
Gross loans (ex. PPP)	$	38,640	$	37,516	$	1,124
PPP loans		1,433		2,073		(640)
Total loans	**$**	**40,073**	**$**	**39,589**	**$**	**484**
Allowance for loan losses (ALLL)		(586)		(608)		22
Net Loans	**$**	**39,488**	**$**	**38,981**	**$**	**507**
Other assets		2,840		2,583		257
Total Assets	**$**	**59,855**	**$**	**56,874**	**$**	**2,981**
Customer deposits	$	52,583	$	49,547	$	3,036
FHLB advances & repo funding		548		953		(405)
Other LT debt & finance lease liab.		152		152		-
Other liabilities		1,024		937		87
Total Liabilities	**$**	**54,307**	**$**	**51,589**	**$**	**2,718**
Total Stockholders' Equity	**$**	**5,548**	**$**	**5,285**	**$**	**263**
Book value per share	$	39.10	$	37.26	$	1.84
Tangible equity per share*	$	35.75	$	33.90	$	1.85
Tang. equity to tang. assets ratio*		**8.54%**		**8.53%**		**1 bp**
Total loans / deposits		76.2%		79.9%		-3.7%
ALLL / loans HFI		1.46%		1.53%		(7) bp

Record Loans as of 06.30.21: $40.1 billion
($ in billions)



$10.9
27%
$12.4
31%
$15.4
38%
$1.4
4%
C&I (ex. PPP)
PPP
Total CRE
Resi. mortgage & other consumer

Record Deposits of 06.30.21: $52.6 billion
($ in billions)



$8.4
16%
$9.5
18%
$21.8
41%
$12.9
24%
DDA
MMDA
IB Checking & Savings
Time

EASTWEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

4

7.0% 8.5% 10.5% 5.0% 12.8% 12.8% 14.3% 9.1% CET1 capital ratio Tier 1 capital ratio Total capital ratio Leverage ratio 06.30.21: Strong Capital Ratios ▪ Book value per share of $39.10 as of 06.30.21: +5% Q-o-Q and +11% Y-o-Y. ▪ Tangible equity per share* of $35.75 as of 06.30.21: +5% Q-o-Q and +12% Y-o-Y. ▪ Tangible equity to tangible assets ratio* of 8.5% as of 06.30.21, stable relative to 03.31.21. ▪ CET1 and Tier 1 capital ratios up Q-o-Q, and total capital ratio stable Q-o-Q. ▪ Dividend: Quarterly common stock dividend of $0.33 per share, or $1.32 per share annualized. ▪ No buybacks during 2Q21. 5 **The Company has elected to use the 2020 CECL transition provision in the calculation of its June 30, 2021, regulatory capital ratios. Higher of the Regulatory requirement for the Minimum Capital Ratio + 2.5% Conservation Buffer, or the Well Capitalized Ratio EWBC as of 06.30.21 (preliminary)** * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

PPP 4% Total CRE 38% Total Resi. Mortgage & Other Consumer 27% C&I 31% 6 Total Loans: C&I Loans by Industry as % of Total Loans Outstanding 06.30.21: Diversified Commercial Loan Portfolio ▪ C&I loans (ex. PPP): $12.4bn loans O/S plus $5.3bn undisbursed commitments: $17.7bn total commitments as of 06.30.21. ▪ Loans O/S up $351mm: +12% Q-o-Q annualized. ▪ Total commitments up $451mm: +10% Q-o-Q annualized. ▪ Avg. loans O/S up $179mm: +6% Q-o-Q annualized. ▪ C&I line utilization of 70%, stable Q-o-Q. ▪ PPP loans: $1.4bn as of 06.30.21, down from $2.1bn as of 03.31.21. During the second quarter, $695.5mm of PPP loans were forgiven by the SBA. ▪ During 1H21, funded 5,523 new PPP loans totaling $896.5mm. $12.4bn 4% 3% 3% 2% 2% 2% 2% 10% General Manufacturing & Wholesale Private Equity Entertainment Oil & Gas Real Estate related Clean Energy Technology & Life Science Food-related Industries Consumer Goods Healthcare All Other C&I 1% 1% 1% $40.1 billion Total Loans

C&I 31% PPP 4% Retail, 9% MFR, 8% Office, 7% Industrial, 6% Hotel, 5% All other CRE, 3% Total Resi. Mortgage & Other Consumer 27% Total CRE 38% 06.30.21: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding ▪ Total CRE loans: $15.4bn as of 06.30.21: up $303mm, +8% Q-o-Q annualized. ▪ Avg. CRE loans also up $303mm: +8% Q-o-Q annualized. ▪ Owner-occupied CRE: $2.3bn as of 06.30.21, or 6% of total loans. ▪ Geographic distribution of CRE reflects EWBC’s branch footprint. ▪ Construction & land loans (in All other CRE): $461mm, or 1.1% of total loans. Total construction & land exposure of $704mm: loans O/S plus $243mm in undisbursed commitments. $15.4 billion Total CRE Loans Total CRE: Distribution by Geography $15.4bn $40.1 billion Total Loans SoCal 55% NorCal 22% NY 6% TX 7% WA 3% Other 7%

<=50% 42% >50% to 55% 17% >55% to 60% 16% >60% to 65% 15% >65% to 70% 6% >70% 4% Total CRE: Distribution by LTV 8 06.30.21: Low LTV Commercial Real Estate Portfolio ($ in mm) Average Loan Size Weight. Avg. LTV Retail $ 2.2 mm 49% Multifamily 1.3 mm 51% Office 4.1 mm 53% Industrial 2.4 mm 50% Hotel 8.6 mm 54% Construction & Land* 9.7 mm 53% Other 2.2 mm 48% Total CRE $ 2.4 mm 51% CRE LTV & Size by Property Type * Construction & Land avg. size based on total commitment. ▪ High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth. ▪ Many of our customers have long-term relationships with East West Bank. $2.4 million Avg. size of loan outstanding 51% Avg. LTV

<=50% 33% >50% to 55% 14% >55% to 60% 41% >60% 12% SoCal 39% NorCal 12% NY 33% WA 6% TX 2% Other 8% 06.30.21: Low LTV Single Family Residential Mortgages 9 SFR: Distribution by Geography SFR: Distribution by LTV $8.9 billion SFR Loans Outstanding $389,000 Avg. size of loan outstanding 53% Avg. LTV ▪ Single-family residential (SFR) loans of $8.9bn as of 06.30.21: up $345mm, +16% Q-o-Q annualized. ▪ Avg. SFR loans up $336mm: +16% Q-o-Q annualized. ▪ Residential mortgage origination volume: record residential mortgage (SFR + HELOC) origination volume of $1.2bn in 2Q21, +5% Q-o-Q and +51% Y-o-Y. ▪ Primarily originated through East West Bank branches.

<=50% 51% >50% to 55% 7% >55% to 60% 41% >60% ,1% SoCal 46% NorCal 25% NY 12% WA 11% Other 6% 06.30.21: Low LTV Home Equity Lines of Credit 10 HELOC: Distribution by Geography HELOC: Distribution by LTV* HELOC: $1.9bn loans O/S plus $2.0bn in undisbursed commitments: $3.9bn total commitments as of 06.30.21. ▪ Loans O/S up $123mm: +28% Q-o-Q annualized. ▪ Total commitments up $278mm: +31% Q-o-Q annualized. ▪ Avg. loans O/S up $134mm: +32% Q-o-Q annualized. ▪ Utilization rate of 48% as of 06.30.21, unchanged Q-o-Q. ▪ As of 06.30.21, 88% of HELOC commitments were in first lien position. ▪ Primarily originated through East West Bank branches. * Combined LTV for 1st and 2nd liens. Based on commitment. $413,000 Avg. size of commitment 49% Avg. LTV* $1.9 billion HELOC Loans Outstanding

06.30.21: Asset Quality Metrics by Portfolio

Criticized Loans / Total Loans



3.2%
3.1%
2.6%
1.7%
1.8%
1.6%
1.5%
1.3%
1.0%
12.31.20
03.31.21
06.30.21
Special Mention loans
Classified loans

NPAs / Total Assets



0.45%
0.45%
0.38%
12.31.20
03.31.21
06.30.21
Nonaccrual loans
OREO & other NPAs

Criticized Ratio
by Loan Portfolio
(as of 06.30.21)



26.1%
22.5%
3.6%
3.3%
2.6%
0.3%
O&G C&I
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer
Special Mention loans
Classified loans

Nonaccrual Ratio
by Loan Portfolio
(subset of Classified)
(as of 06.30.21)



6.6%
0.3%
0.5%
0.3%
O&G C&I
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer

- **Criticized loans down 15% Q-o-Q:** $1,032mm as of 06.30.21, or 2.6% of loans HFI, vs. $1,217mm, or 3.1% of loans HFI, as of 03.31.21.
  - **Special mention:** $387mm as of 06.30.21, -23% Q-o-Q.
  - **Classified:** $645mm as of 06.30.21, -9% Q-o-Q.
- **Nonperforming assets down 13% Q-o-Q**: $226mm as of 06.30.21, or 0.38% of total assets, vs. $258mm, or 0.45% of total assets, as of 03.31.21.
- **Accruing loans 30-89 days past due down 36% Q-o-Q:** $55mm as of 06.30.21, or 0.14% of loans, vs. $87mm, or 0.22% of loans, as of 03.31.21.
- **Oil & Gas ("O&G") Loan Portfolio as of 06.30.21:**
  - **Continuing to reduce exposure:** O&G total commitments reduced 13% Q-o-Q through pay downs, pay offs and work outs. Total commitments: $1.1bn and loans O/S: $807mm.
    - Portfolio: 60% E&P; 33% midstream & downstream; 7% oilfield services & other.
  - **Improving asset quality profile:** O&G special mention loans: $29mm as of 06.30.21, down 53% Q-o-Q. O&G classified loans: $181mm as of 06.30.21, down 26% Q-o-Q. Reduction reflects pay downs, work outs and upgrades.
    - 2Q21 O&G charge-offs: $8.6mm.
    - O&G ALLL coverage as of 06.30.21: $79mm, or 9.8% of portfolio. ALLL reduction of $34mm Q-o-Q.

EAST WEST BANK

11

$102 $10 $24 $0 $(15) $19 $24 $19 $13 $13 0.21% 0.26% 0.20% 0.14% 0.13% -0.05% 0.35% $(20) $100 2Q20 3Q20 4Q20 1Q21 2Q21 Provision for credit losses Net charge-offs NCO ratio (ann.) $483 $632 $618 $620 $608 $586 1.70% 1.65% 1.61% 1.53% 1.46% 1.39% 1.78% 1.73% 1.68% 1.62% 1.52% 0.50% $200 $700 01.01.20 (CECL) 06.30.20 09.30.20 12.31.20 03.31.21 06.30.21 ALLL ALLL/Loans HFI ALLL/Loans HFI (ex. PPP) ALLL by Loan Type: ▪ ALLL coverage of loans: 1.46% as of 06.30.21, equivalent to 1.52% ex. PPP loans. ▪ Q-o-Q, ALLL decreased $22mm and ALLL coverage ratio (ex. PPP) declined 10 bps (ex. PPP). ▪ Q-o-Q change in ALLL reflects an improved macroeconomic forecast, improved loan risk ratings, and lower expected losses over the expected life of the loans. ▪ Improved sector backdrop and improved risk profile of loans led to O&G ALLL reduction in 2Q. All other C&I ALLL coverage ticked down to 2.5% from 2.6% Q-o-Q. CRE coverage stable at 1.3%. ▪ Provision for credit losses in 2Q21 was a reversal of $(15mm), compared with $0mm in 1Q21. ▪ Net charge-offs: $13.3mm in 2Q21, vs. $13.4mm in 1Q21. NCO ratio: 0.13% (ann.) in 2Q21, down from 0.14% (ann.) in 1Q21. 2Q21: Allowance for Loan Losses & Credit Costs 12 Composition of ALLL by Portfolio: Allowance for Loan Losses Coverage Ratio $ i n m ill io n s Provision for Credit Losses & Net Charge-offs $ i n m ill io n s Total: $608 $ i n m ill io n s ; ra ti o i s a llo w a n c e c o v e ra g e b y p o rt fo lio Total:1.53%Total: $586 Total:1.46% Oil & gas C&I Total CREAll other C&I (ex. PPP) Resi. mortgage & consumer 113 79 11.6% 9.8% 281 283 2.6% 2.5% 193 200 1.3% 1.3% 21 24 0.2% 0.2% 03.31.21 06.30.21 03.31.21 06.30.21

2Q21: Summary Income Statement

$ in millions, except per share data & ratios		2Q21		1Q21	2Q21 vs. 1Q21 $ Change		2Q21 vs. 1Q21 % Change
Net interest income (ex. PPP)	$	361.1	$	338.7		22.4	7%
PPP income		15.4		15.0		0.4	2%
Total net interest income	**$**	**376.5**	**$**	**353.7**	**$**	**22.8**	**6%**
Fee income & net GOS of loans*		63.1		54.8		8.3	15%
GOS of AFS debt securities		0.6		0.2		0.4	230%
Other		4.7		17.9		(13.2)	-74%
Total noninterest income*	**$**	**68.4**	**$**	**72.9**	**$**	**(4.5)**	**-6%**
Total revenue	**$**	**444.9**	**$**	**426.6**	**$**	**18.3**	**4%**
Adjusted noninterest expense**	$	161.5	$	165.0	$	(3.5)	-2%
Amortization of tax credit & other investments + core deposit intangibles		28.0		26.1		1.9	7%
Total noninterest expense	**$**	**189.5**	**$**	**191.1**	**$**	**(1.6)**	**-1%**
Provision for credit losses	**$**	**(15.0)**	**$**	**0.0**	**$**	**(15.0)**	**NM**
Income tax expense		45.6		30.5		15.1	50%
Effective tax rate		17%		13%		4%	
Net Income (GAAP)	**$**	**224.7**	**$**	**205.0**	**$**	**19.7**	**10%**
Diluted EPS (GAAP)	**$**	**1.57**	**$**	**1.44**	**$**	**0.13**	**9%**
Weigh. avg. diluted shares (in mm)		143.0		142.8		0.2	0.1%

* See slide 18 for noninterest income detail by category.

Comments

- **Noninterest income:**
  - Q-o-Q increase in other investment income, which totaled $8mm in 2Q21, up from $1mm in 1Q21, reflecting higher valuations of Community Reinvestment Act-related investments.
  - Mark-to-market adjustments in interest rate contracts & other derivative income amounted to $(5mm) in 2Q21, vs. +$14mm in 1Q21. These primarily related to Q-o-Q changes in the credit valuation adjustment, reflecting movement of long-term benchmark interest rates.
- **Amortization of tax credit & other investments:** 2Q21 included $1mm of recoveries related to DC Solar tax credit investments. This amounted to $0.6mm after tax, or less than half a cent per share.
- **Tax rate:** YTD in 1H21, effective tax rate was 15%.

EAST WEST BANK

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

13

2Q21: Average Balance Sheet: Growth & Mix

Average Loans & Growth


$ in billions
$37.1
1.5
9.1
14.4
12.1
+0.2%
$37.2
1.8
9.3
14.6
11.5
+6%
$37.7
1.7
9.7
14.7
11.6
+11%
$38.7
1.9
10.1
14.9
11.8
+9%
$39.6
1.9
10.6
15.2
11.9
2Q20
3Q20
4Q20
1Q21
2Q21
C&I (ex. PPP)
PPP
Total CRE
Residential mortgage & other consumer
LQA avg. total loan growth

- **2Q21 avg. loan growth:** +9% LQA (+$893mm Q-o-Q) or +10% LQA ex. PPP (+$954mm). Growth in all major loan portfolios.
- **2Q21 avg. deposit growth:** +20% LQA (+$2.3bn Q-o-Q). Growth was led by non-IB DDA: +36% LQA (+$1.6bn Q-o-Q). Run-off of higher-rate CDs: avg. CDs down $594mm between 2Q and 1Q.
- **2Q21 AEA growth:** +16% LQA (+$2.0bn Q-o-Q). Increase of +$1.5bn in AFS debt securities and +$668mm in repo assets; partially offset by $(1.0)bn decrease in IB cash & equivalents. Increase in average AFS debt securities and resale agreements largely reflected activity from the first quarter of 2021. Overall, the mix of AEA was higher yielding in 2Q21.
- **FHLB advances:** $400mm at a blended rate of 2.25% matured and were paid off in 2Q21, lowering cost of funds.

Average Deposits & Growth


$ in billions
$39.9
9.6
6.9
9.9
13.5
+13%
$41.2
9.0
7.9
10.0
14.3
+31%
$44.4
9.0
8.5
10.6
16.3
+31%
$47.8
9.1
9.0
11.6
18.1
+20%
$50.2
8.5
9.4
12.6
19.7
2Q20
3Q20
4Q20
1Q21
2Q21
DDA
MMDA
IB Checking & Savings
Time
LQA avg. total deposit growth

Avg. Earning Asset (AEA) Mix & Loan-to-Deposit Ratio


8%
11%
L/D: 93%
10%
11%
L/D: 90%
11%
13%
L/D: 85%
12%
15%
L/D: 81%
9%
19%
L/D: 79%
2Q20
3Q20
4Q20
1Q21
2Q21
Loans / AEA
IB Cash & equivalent / AEA
Securities & other / AEA
Avg. Loan / Deposit Ratio

EAST WEST BANK

14

2Q21: Net Interest Income & Net Interest Margin

Net Interest Income & Net Interest Margin



$ in millions
$344
3.04%
2.96%
$324
2.77%
2.72%
$347
2.77%
2.76%
$354
2.71%
2.70%
$376
2.75%
2.73%
2Q20
3Q20
4Q20
1Q21
2Q21
NII
NIM
Adj. NIM*

* Adj. NIM excludes net interest income related to PPP loans.

- **2Q21 NII:** $376mm, +6% Q-o-Q (+26% annualized) from $354mm in 1Q21. 2Q21 NIM: 2.75%, +4 bps Q-o-Q.
- **2Q21 adj.* NII (ex. PPP):** $361mm, +7% Q-o-Q (+27% ann.) from $339mm in 1Q21.
  - 2Q21 adj.* NIM: 2.73%, +3 bps Q-o-Q.
  - Net interest income related to PPP: $15mm in 2Q21, stable from 1Q21.
  - As of 06.30.21, $26mm of PPP deferred fees remaining to accrete in 2021 and 2022.
- Q-o-Q, lower cost of deposits more than offset drag to NIM from lower loan and other AEA yields. Deployment of excess liquidity expanded NIM Q-o-Q.

Impact to NIM from Q-o-Q Change in Yields, Rates, & Balance Sheet Mix



Adj.* NIM ex PPP: 2.70%
1Q21 NIM: 2.71%
+3 bps
+3 bps
-1 bp
-1 bp
2Q21 NIM: 2.75%
Adj.* NIM ex PPP: 2.73%
1Q21 NIM
Lower cost of IB deposits
Deployment of excess liquidity
Lower other AEA yields
Lower loan yields
2Q21 NIM

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

15

343 343 447 430 346 346 433 431 336 335 421 419 337 334 413 415 C&I (ex. PPP) Total CRE SFR HELOC 3Q20 4Q20 1Q21 2Q21 2Q21: Average Loan Yields 16 Adj. Avg. Loan Yield* (in bps) Relative to Prime Rate & LIBOR Average Loan Yield (in bps) by Portfolio GAAP Yield: 357 bps GAAP Yield: 360 bps GAAP Yield: 368 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. GAAP Yield: 358 bps Total fixed and hybrid in fixed period 32% (ex PPP). Variable: LIBOR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates PPP Loan Portfolio by Index Rate (06.30.21) ▪ Essentially stable loan yields: 2Q21 avg. loan yield: 3.57%, -1 bp Q-o-Q. ▪ Ex. PPP, 2Q21 adj. avg. loan yield*: 3.58%, -2 bps Q-o-Q. ▪ As of 06.30.21, $5.3bn of variable rate loans had fully indexed interest rates below floors. Of those, $1.3bn were 25 bps or less from their floor rate, and $1.1bn were 25 to 50 bps from their floor rate. Note: SFR yield computation based on 30/360 days. 390 370 369 360 358 0.36% 0.16% 0.15% 0.12% 0.10% 0 400 -1% 4% 2Q20 3Q20 4Q20 1Q21 2Q21 Adj. avg. loan yield (ex. PPP) Avg. Prime Rate Avg. 1M LIBOR Rate 3.25% GAAP Yield: 398 bps 17% 15% 27% 31% 6% 4%

33 50 31 27 26 93 25 40 28 21 27 74 18 30 27 17 26 50 14 24 23 12 31 40 Cost of total deposits Cost of IB deposits IB Checking MMDA Savings Time 3Q20 4Q20 1Q21 2Q21 47 33 25 18 14 71 50 40 30 24 0.00 2Q20 3Q20 4Q20 1Q21 2Q21 Cost of total deposits Cost of IB deposits Avg. Fed Funds rate 2Q21: Average Cost of Deposits 17 Average Cost of Deposits (in bps) Relative to Fed Funds Rate ▪ Spot rate of total deposits: 0.13% as of 06.30.21 (vs. 0.16% as of 03.31.21). ▪ Spot rate of IB deposits: 0.22% as of 06.30.21 (vs. 0.26% as of 03.31.21). ▪ Repricing of maturing CDs to lower rates: ▪ Domestic CD spot rate as of 06.30.21: 0.29% (down from 0.35% as of 03.31.21). ▪ Originations & renewals of CDs in 2Q21: $4.5bn @ blended rate of 0.19% and weighted avg. duration of 4mo. Origination & renewal rate in 1Q21: 0.20%. ▪ Upcoming CD maturities: $927mm @ blended rate of 0.55% in 3Q21; $1.0bn @ blended rate of 0.35% in 4Q21. Average Cost of Deposits (in bps) by Type DDA MMDA IB Checking & Savings Time 2Q21 Average Deposits: $50.2 billion ($ in billions) 0.25% $19.7 39% $12.6 25% $9.4 19% $8.5 17%

21.9 18.7 18.4 18.4 21.1 33% 10.9 12.6 14.3 15.4 17.3 27% 4.6 3.3 6.7 9.5 13.0 21% 3.1 4.6 4.5 6.9 8.0 13% 11.6 8.5 6.2 2.9 2.2 3% 0.1 0.3 3.0 1.7 1.5 3% $52.2 $48.0 $53.1 $54.8 $63.1 0.0 50.0 2Q20 3Q20 4Q20 1Q21 2Q21 2Q21 Mix Lending Fees Deposit Account Fees Foreign Exchange Income Wealth Management Fees IRC Revenue Gain on Loans 2Q21: Noninterest Income Detail Total noninterest income: $68mm in 2Q21, down from $73mm in 1Q21. ▪ Fee income and net gains on sales of loans: $63mm in 2Q21, up by $8mm from $55mm in 1Q21 (+15% Q-o-Q). ▪ Growth in foreign exchange income, lending fees, wealth management and deposit account fees reflected growth in customer-driven transactions. ▪ Total interest rate contracts and other derivative income: customer-driven revenue decreased Q-o-Q to $2.2mm, reflecting lower transaction volume and demand in the current environment. Q-o-Q, unfavorable change in the CVA reflected movement in long-term benchmark interest rates. 18 Interest Rate Contracts and Other Derivative Income Detail ($ in millions) 2Q20 3Q20 4Q20 1Q21 2Q21 Revenue $ 11.6 $ 8.5 $ 6.2 $ 2.9 $ 2.2 MTM (5.5) (3.0) 6.8 14.1 (5.4) Total $ 6.1 $ 5.5 $ 13.0 $ 17.0 $ (3.2) * Fee income excludes mark-to-market (“MTM”) adjustments related to interest rate contracts (“IRC”) and other derivatives; net gains on sales of securities; gains on sale of fixed assets, and other income. ▪ Revenue – interest rate contracts and other derivatives transaction fees. ▪ MTM adjustments primarily composed of credit valuation adjustment (“CVA”) changes related to interest rate contracts and other derivatives. Fee Income* & Net Gains on Sales of Loans $ i n m ill io n s

$153 $154 $166 $165 $162 38.4% 40.8% 39.8% 38.7% 36.3% 30.0% 60.0% $130 2Q20 3Q20 4Q20 1Q21 2Q21 Adj. noninterest expense* Adj. efficiency ratio* 97.0 99.8 105.4 107.8 105.4 65% 16.2 16.6 16.5 15.9 15.4 10% 11.8 12.1 11.7 11.6 11.6 7%9.1 8.4 8.5 9.0 9.2 6% 19.2 17.5 23.5 20.7 19.9 12% $153.3 $154.4 $165.6 $165.0 $161.5 2Q20 3Q20 4Q20 1Q21 2Q21 2Q21 Mix Comp and employee benefits Occupancy & Equipment Computer software & Data processing Deposit & loan related All other 2Q21: Operating Expense & Efficiency 19 Adjusted Noninterest Expense* $ i n m ill io n s Adj. Noninterest Expense* & Adj. Efficiency Ratio* ▪ 2Q21 noninterest expense: $189.5mm. ▪ 2Q21 adj.* noninterest expense: $161.5mm, down $3mm from $165.0mm in 1Q21 (-2% Q-o-Q). ▪ Compensation & employee benefits expense decreased from a seasonally higher 1Q. ▪ Y-o-Y, adj. noninterest expense up 5%. ▪ Adj. efficiency ratio* improved to 36.3% in 2Q21 due to revenue growth and careful expense management Q-o-Q. ▪ Achieved industry-leading operating efficiency in each of the past five quarters. ▪ Continually making investments in technology to expand banking products & capabilities, and to develop commercial & consumer digital banking platforms. $ i n m ill io n s * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

Management Outlook: Full Year 2021 20 Earnings drivers FY 2021 expectations compared with FY 2020 results Prior Outlook 2020 actual End of Period Loans (ex. PPP) ▪ Increase at a percentage rate of 9% to 10% Y-o-Y. ▪ Increase at a percentage rate approx. 8% Y-o-Y. $36.8 billion (ex. PPP) +6% Y-o-Y (ex. PPP) Adj. Net Interest Income* (ex. PPP) ▪ Increase at a percentage rate of 10% to 11% Y-o-Y. ▪ Adj. NII growth expected to be generally in line with loan growth on a full year basis. $1.3 billion -8% Y-o-Y Adj. Noninterest Expense* (ex. tax credit investment & core deposit intangible amort.) ▪ Increase at a percentage rate of approximately 5% Y-o-Y. ▪ No change to outlook. $634 million (ex. debt extinguishment cost) -2% Y-o-Y Provision for Credit Losses ▪ Based on current macroeconomic forecast and loan growth outlook, we do not expect to book a provision for credit losses for the second half of the year. ▪ Do not expect to book a provision for credit losses for the full year. $211 million +113% Y-o-Y Tax Items ▪ Full year 2021 effective tax rate of approx. 15%, including the impact of tax credit investments. Expect quarterly variability due to timing of tax credit investments placed into service. ▪ No change to outlook. FY effective tax rate: 17% Interest Rates ▪ No change to the Fed Funds rate in 2021. ▪ No change to outlook. Fed Funds rate cut: -150 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 22 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreement. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. (1) In the fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation. (2) Annualized. Three Months Ended June 30, 2021 March 31, 2021 June 30, 2020 Net interest income before provision for credit losses (a) $ 376,473 $ 353,695 $ 343,775 Total noninterest income (1) 68,431 72,866 55,707 Total revenue (b) $ 444,904 $ 426,561 $ 399,482 Total noninterest expense (1) (c) $ 189,523 $ 191,077 $ 184,766 Less: Amortization of tax credit and other investments (1) (27,291) (25,358) (21,829) Amortization of core deposit intangibles (710) (732) (931) Repurchase agreements’ extinguishment cost — — (8,740) Adjusted noninterest expense (d) $ 161,522 $ 164,987 $ 153,266 Efficiency ratio (c)/(b) 42.60% 44.79% 46.25% Adjusted efficiency ratio (d)/(b) 36.30% 38.68% 38.37% Adjusted pre-tax, pre-provision income (b)-(d) = (e) $ 283,382 $ 261,574 $ 246,216 Average total assets (f) $ 57,771,837 $ 55,594,283 $ 48,228,914 Adjusted pre-tax, pre-provision profitability ratio (2) (e)/(f) 1.97% 1.91% 2.05% Adjusted noninterest expense/average assets (2) (d)/(f) 1.12% 1.20% 1.28% Six Months Ended

Appendix: GAAP to Non-GAAP Reconciliation 23 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. June 30, 2021 March 31, 2021 June 30, 2020 Stockholders’ equity (a) $ 5,547,548 $ 5,285,027 $ 4,987,243 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (10,309) (11,151) (13,490) Tangible equity (b) $ 5,071,542 $ 4,808,179 $ 4,508,056 Total assets (c) $ 59,854,876 $ 56,874,146 $ 49,407,593 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (10,309) (11,151) (13,490) Tangible assets (d) $ 59,378,870 $ 56,397,298 $ 48,928,406 Total stockholders’ equity to total assets ratio (a)/(c) 9.27% 9.29% 10.09% Tangible equity to tangible assets ratio (b)/(d) 8.54% 8.53% 9.21%

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended	
		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income		$ 224,742	$ 204,994	$ 99,352	$ 429,736	$ 244,176
Add: Amortization of core deposit intangibles		710	732	931	1,442	1,884
Amortization of mortgage servicing assets		420	414	458	834	1,042
Tax effect of amortization adjustments [(2)]		(321)	(325)	(394)	(646)	(830)
Tangible net income	(e)	**$ 225,551**	**$ 205,815**	**$ 100,347**	**$ 431,366**	**$ 246,272**
Average stockholders' equity		$ 5,425,952	$ 5,338,098	$ 4,982,446	$ 5,382,267	$ 5,002,226
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets [(1)]		(10,827)	(11,594)	(14,247)	(11,209)	(14,918)
Average tangible equity	(f)	**$ 4,949,428**	**$ 4,860,807**	**$ 4,502,502**	**$ 4,905,361**	**$ 4,521,611**
Return on average tangible equity [(3)]	(e)/(f)	**18.28 %**	**17.17 %**	**8.96 %**	**17.73 %**	**10.95 %**

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 28.37% for the three and six months ended June 30, 2021, and the three months ended March 31, 2021. Applied statutory tax rate of 28.35% for the three and six months ended June 30, 2020. Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(3) Annualized.

EAST WEST BANK

24

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands) (unaudited)

In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration ("SBA") under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA's PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.

These loans are included in the Company's C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.

Adjusted loan yield and adjusted net interest margin for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, and six months ended June 30, 2021 and 2020 exclude the impact of PPP loans. Net interest margin for the three and six months ended June 30, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company's performance.

		Three Months Ended			Six Months Ended	
Yield on Average Loans		**June 30, 2021**	**March 31, 2021**	**June 30, 2020**	**June 30, 2021**	**June 30, 2020**
Interest income on loans	(a)	$ 352,453	$ 342,008	$ 367,393	$ 694,461	$ 779,262
Less: Interest income on PPP loans		(15,377)	(15,017)	(21,289)	(30,394)	(21,289)
Adjusted interest income on loans	(b)	**$ 337,076**	**$ 326,991**	**$ 346,104**	**$ 664,067**	**$ 757,973**
Average loans	(c)	$ 39,622,270	$ 38,729,307	$ 37,141,773	$ 39,178,255	$ 36,147,871
Less: Average PPP loans		(1,870,385)	(1,931,071)	(1,465,013)	(1,900,560)	(732,506)
Adjusted average loans	(d)	**$ 37,751,885**	**$ 36,798,236**	**$ 35,676,760**	**$ 37,277,695**	**$ 35,415,365**
Average loan yield [1]	(a)/(c)	**3.57%**	**3.58%**	**3.98%**	**3.57%**	**4.34%**
Adjusted average loan yield [1]	(b)/(d)	**3.58%**	**3.60%**	**3.90%**	**3.59%**	**4.30%**
Net Interest Margin						
Net interest income	(e)	$ 376,473	$ 353,695	$ 343,775	$ 730,168	$ 706,482
Less: Interest income on PPP loans		(15,377)	(15,017)	(21,289)	(30,394)	(21,289)
Add: Interest expense on advances from the PPPLF		—	—	463	—	463
Adjusted net interest income	(f)	**$ 361,096**	**$ 338,678**	**$ 322,949**	**$ 699,774**	**$ 685,656**
Average interest-earning assets	(g)	$ 54,901,209	$ 52,852,045	$ 45,413,242	$ 53,882,288	$ 43,887,886
Less: Average PPP loans		(1,870,385)	(1,931,071)	(1,465,013)	(1,900,560)	(732,506)
Adjusted average interest-earning assets	(h)	**$ 53,030,824**	**$ 50,920,974**	**$ 43,948,229**	**$ 51,981,728**	**$ 43,155,380**
Net interest margin [1]	(e)/(g)	**2.75%**	**2.71%**	**3.04%**	**2.73%**	**3.24%**
Adjusted net interest margin [1]	(f)/(h)	**2.73%**	**2.70%**	**2.96%**	**2.71%**	**3.20%**

(1) Annualized.

EASTWEST BANK

25